Exhibit 7.1

                             Joint Filing Agreement

          The undersigned hereby agree that the Statement on Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1, is filed on behalf of each of us.

Date:     November 20, 1998

                                            Atocha, L.P.,
                                            a Texas limited partnership

                                            By: /s/ Thomas J. cirrito
                                               ------------------------------
                                               Thomas J. Cirrito,
                                               General Partner

                                                /s/ Thomas J. Cirrito
                                           ----------------------------------
                                            Thomas J. Cirrito